Exhibit 99.3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “INDEVUS PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 2002, AT 5 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2222581 8100 [NOTARY SEAL]	/S/ HARRIET SMITH WINDSOR
020215559	Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 1702414 DATE: 04-04-02

INDEVUS PHARMACEUTICALS, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify that.

1.	Pursuant to the authority vested in the Board of Directors of the Corporation by its Restated Certificate of Incorporation, as amended, said Board of Directors, by unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution which remains in full force and effect as of the date hereof:

RESOLVED:	That the Corporation amend Section 6 of its Certificate of Designation, filed with the Secretary of State of Delaware on June 4, 1993, which establishes and designates the preferences, qualifications, privileges, limitations and restrictions of the Series C Preferred Stock, par value $.001 per share, by deleting Section 6(d) thereof in its entirety and by renumbering the remaining subsections of said Section 6.

2.	The amendment of the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATION

FILED 03:00 PM 04/02/2002

020211429 – 2222581

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment, to be signed by its President on April 2, 2002.

INDEVUS PHARMACEUTICALS, INC.

By:	/S/ GLENN L. COOPER

Glenn L. Cooper, President, Chief Executive Officer and Chairman of the Board